Exhibit 99.1

Spire Global Signs Waiver and Amendment to Financing Agreement with Blue Torch Capital

VIENNA, Va., August 29, 2024 — On August 27, 2024, Spire Global, Inc. (NYSE: SPIR) (“Spire” or the “Company”) entered into a waiver and amendment to its current financing agreement with Blue Torch Capital.

The waiver and amendment:

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waives events of default under the financing agreement arising out of the maximum debt to EBITDA leverage ratio on June 30, 2024 being greater than the required ratio and the failure to deliver the financial statements for the fiscal quarter ended June 30, 2024;
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amends the financial covenants to provide immediate covenant relief from the leverage ratios in the financing agreement;
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provides for an amendment fee, which is 3.5% of the aggregate outstanding principal balance of the term loans on the effective date of the waiver and amendment and shall be paid-in-kind and added to the principal balance of the term loans; and
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allows for a reduction in the amendment fee under certain refinance or pre-payment scenarios.

The waiver and amendment also requires the Company to make a $10 million payment toward the outstanding principal balance of the term loans under the financing agreement on August 31, 2024. As of June 30, 2024, the Company had cash, cash equivalents and short-term marketable securities of approximately $46 million.

This estimate of cash, cash equivalents and short-term marketable securities as of June 30, 2024 is preliminary and represents the most recent current information available to Company management. The Company’s condensed consolidated balance sheet as of June 30, 2024 and condensed consolidated statement of cash flows for the six months ended June 30, 2024 are not currently available due to the Company’s ongoing review of (i) accounting practices and procedures with respect to revenue recognition related to certain contracts in its “Space as a Service” business (the “Contracts”) under applicable accounting standards and guidance and (ii) the potential existence of embedded leases of identifiable assets in the Contracts, each as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2024. The Company is working to issue full financial results as of and for the three and six months ended June 30, 2024 as soon as practicable.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore. To learn more, visit spire.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s anticipated financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about the Company’s ability to satisfy the updated covenants and other obligations in the financing agreement.

The Company cautions you that the foregoing list may not contain all of the forward-looking statements made in this press release. You should not rely upon forward-looking statements as predictions of future events. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the Company’s future financial results and any further delay in the filing of required periodic reports. For other risk factors affecting the Company, see “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The Company cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

Neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this press release relate only to expectations as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements.

Contacts

For media:
Kristina Spychalski
Head of Communications
Comms@Spire.com

For investors:
Benjamin Hackman
Head of Investor Relations
Benjamin.Hackman@Spire.com